EXHIBIT 23.1

                       Consent of Independent Accountants

We consent to the incorporation by reference in the registration statements (No. 333-78959 and No. 333-31826) on Form S-3 and (No. 333-48277,
No. 333-90653, No. 333-91661, No. 333-95105, and No. 333-30726) on Form S-8
of DoubleClick Inc. of our report dated March 7, 2000, with respect to the consolidated balance sheet of DoubleClick Scandinavia AB and subsidiaries as of December 29, 1999, and the related consolidated statement of operations and cash flows for the period then ended which report appears in the Form 8-K/A of DoubleClick Inc. dated March 10, 2000.


/s/ PricewaterhouseCoopers


Stockholm, Sweden
10 March 2000